Exhibit 10.3

 U.S. Energy Corp.

4643 S. Ulster Street, Suite 970

Denver, Colorado 80237

October 2, 2017

APEG Energy II, L.P.

Attn: Messrs. Haarman and Duke

Re:      U.S. Energy Corp. – Debt Equity Swap

Dear Messrs. Haarman and Duke:

Reference is made to that certain Exchange Agreement by and among U.S. Energy Corp. (the “Company”), Energy One LLC (“Energy One”) and APEG Energy II, L.P. (“APEG”) dated September 28, 2017 and that certain Standstill Agreement by and between the Company and APEG dated September 28, 2017.

The Exchange Agreement and the Standstill Agreement are subject to approval by the Company’s Board of Directors and shall not become effective until the Company’s Board provided such approval.

Furthermore, closing of the Exchange Agreement is subject to NASDAQ approval and approval by the shareholders at a special meeting of the Company and such closing shall not take place until those approvals are received.

By executing below APEG acknowledges that the Exchange Agreement and the Standstill Agreement shall not be effective until approved by the Company’s Board of Directors and the closing of the Exchange Agreement shall not take place until the Company receives NASDAQ and shareholder approval.

[signature and acknowledgment follows]

Sincerely,

U.S. ENERGY CORP.

By:	/s/David Veltri
Name:	David Veltri
Title:	President and Chief Executive Officer

Agreed and accepted on this 2 day of October, 2017

APEG Energy II, L.P.

By:	/s/Patrick Duke
Name: Patrick Duke
Title: Managing Partner

APEG Energy II, L.P.

By:	/s/Paul Haarman
Name: Paul Haarman
Title: Managing Partner